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Exhibit (21)

                         SUBSIDIARIES OF THE REGISTRANT

                     LIQUI-BOX CORPORATION AND SUBSIDIARIES
              FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 3, 1998


                                                               Percentage of
                                                             Voting Securities
                                      Jurisdiction of             Owned by
Subsidiaries                           Incorporation          The Registrant
------------                          ---------------        -----------------
Commander Systems, Inc.                      Ohio                   100%
Corporate Design, Inc.                       Ohio                   100%
LB Acquisition Corp. (dba: B-Bar-B)          Ohio                   100%
LB Communications, Inc.                      Ohio                   100%
LB Development Corp.                         Ohio                   100%
LB Investments, Inc.                       Delaware                 100%
LB Europe Limited                          England                  100%
Impaco Corporation                           Ohio                   100%
Liqui-Box International, Inc.                Ohio                   100%
Liqui-Box International, Corp.             Barbados                 100%
Liqui-Box of Canada, Ltd.                   Canada                  100%


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